MORTGAGE MODIFICATION AGREEMENT

THIS MORTGAGE MODIFICATION AGREEMENT, made as of the 13th day of July, two thousand, by and between **TRANSDERM LABORATORIES CORP.**, a Delaware corporation having an office and an address for purposes of notices and legal process at 460 Park Avenue, New York, New York 10022 (the "Mortgagor"), and **MERCURY CAPITAL CORP.**, a New York corporation having its principal place of business at 317 Madison Avenue, Suite 1100, New York, New York 10017 (the "Mortgagee").

WITNESSETH:

WHEREAS, Mortgagor is the owner of the fee estate in the premises located at Sinking Springs Lane – Lot 2, Manchester Township, York County, Pennsylvania, as more particularly described in SCHEDULE A annexed hereto and hereby made a part hereof (the "Premises"); and

WHEREAS, Mortgagor executed and delivered to Mortgagee its Mortgage Note (the "$500,000 Note"), dated as of May 23, 2000, in the original principal amount of Five Hundred and 00/100 ($500,000.00) Dollars; and

WHEREAS, Mortgagor executed and delivered to Mortgagee its Mortgage Note (the "$165,000 Note"), dated as of June 30, 2000, in the original principal amount of One Hundred Sixty Five Hundred and 00/100 ($165,000.00) Dollars; and

WHEREAS, Mortgagor executed and delivered to Mortgagee its Consolidated Mortgage Promissory Note (the "First Consolidated Note"), dated as of July 13, 2000, in the original principal amount of Six Hundred Sixty Five Thousand 00/100 ($665,000.00) Dollars, which First Consolidated Note consolidated into a single indebtedness of $665,000.00 the principal balance due under the $500,000 Note and the $165,000 Note; and

WHEREAS, the Original Note and the $165,000 Note, as consolidated by the First Consolidated Note are secured by, among other things, a certain Mortgage and Security Agreement from Mortgagor to Mortgagee, dated as of May 23, 2000, and recorded on ____________ in the County of York Recorder's Office at Record Book _____ Page ______, encumbering the Premises, as modified by that certain Mortgage Modification Agreement, dated as of June 30, 2000 and recorded on ____________ in the County of York Recorder's Office at Record Book _____ Page ______ (as so modified, the "Mortgage"); and

WHEREAS, Mortgagor has requested and Mortgagee has agreed to lend to Mortgagor the additional sum of Nine Hundred Thirty Five Thousand and 00/100 ($935,000.00) Dollars (the "Supplemental Advance"), which Supplemental Advance is evidenced by that certain note (the "Supplemental Note"), dated as of the date hereof, in the original principal amount of $935,000.00;

WHEREAS, the $500,000 Note, $165,000 Note, First Consolidated Note and the Supplemental Note have been modified and consolidated by that certain Consolidated Mortgage

Promissory Note (the "Second Consolidated Note") of even date herewith in the principal sum of One Million Six Hundred Thousand and 00/100 ($1,600,000.00) Dollars (the "Consolidated Indebtedness"); and

WHEREAS, in order to induce Mortgagee to make the Supplemental Advance Mortgagor has offered and agreed to modify and amend the terms of the Mortgage in order to secure the Consolidated Indebtedness, such that the Mortgage shall be a single first lien upon all of the Premises and all of the right, title and interest of Mortgagor therein in the principal amount of One Million Six Hundred Thousand and 00/100 ($1,600,000.00) Dollars.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

1. **Loan Indebtedness**. As of the date hereof, the unpaid principal balance due under the $500,000 Note and the $165,000 Note, the First Consolidated Note, and the Supplemental Note, as modified and amended by the Second Consolidated Note, equals the sum of One Million Six Hundred Thousand and 00/100 ($1,600,000.00) Dollars. Mortgagor acknowledges that the entire Consolidated Indebtedness as evidenced by the Second Consolidated Note is due and owing, free of defenses, setoffs or counterclaims, either at law or in equity. Mortgagor and Mortgagee hereby agree that the terms of the Second Consolidated Note are hereby incorporated herein by reference as if set forth herein in full.

2. **Modification of Mortgage**. Mortgagor and Mortgagee hereby acknowledge and agree that the lien of the Mortgage is hereby amended, consolidated, coordinated and spread such that the Mortgage and the grants, assignments and transfers made thereunder are also given for the purpose of securing the performance of all other obligations of Mortgagor contained in the Second Consolidated Note and the performance of each obligation of Mortgagor contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Second Consolidated Note. From and after the date hereof, all references in the Mortgage to the "Note" shall be deemed to mean the Second Consolidated Note.

3. **Lien of Mortgage**. Except as herein specifically set forth, all terms, covenants and provisions contained in the Mortgage remain in full force and effect, and nothing herein and nothing done pursuant hereto shall affect or be construed to affect the lien, charge and encumbrance of, or warranty of title in the Mortgage nor the priority thereof over other liens, charges, encumbrances or conveyances, and the Premises or other collateral securing the Consolidated Indebtedness shall remain in all respects subject to the lien, charge and encumbrance of the Mortgage and agreements securing the Consolidated Indebtedness.

4. **Miscellaneous**. In the event of any conflict between the terms, covenants and provisions hereof and of the Mortgage, the provisions hereof shall govern and control. Capitalized terms not defined herein shall have the same meaning as in the Mortgage.

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor.

TRANSDERM LABORATORIES CORPORATION

Attest:

____

By: ______________________
Name: Robert D. Speiser
Title: President